UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
 the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

 Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a- 6(e)(2))

☑  Definitive Proxy Statement

☐  Definitive Additional Materials

☐  Soliciting Material Under Rule 14a-12

LL&E Royalty Trust
(Name of Registrant as Specified in Its Charter)

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☑  No fee required.

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1)	Title of each class of securities to which transaction applies:

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☐  Fee paid previously with preliminary materials:

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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LL&E ROYALTY TRUST

The Bank of New York Mellon Trust Company, N.A., Trustee

919 Congress Avenue, Suite 500

Austin, Texas 78701

July 22, 2011

To Unitholders of LL&E Royalty Trust:

You are cordially invited to attend a special meeting (the “Meeting”) of the Unitholders of LL&E Royalty Trust (the “Trust”) to be held on August 12, 2011 at 10:00 a.m., Eastern Time, at the offices of the Trustee at 101 Barclay Street, New York, NY 10007.  The Meeting is being called by the Trustee at the request of Mr. Shrikant C. Mehta, who is the holder of more than 10% of the outstanding units.  At the Meeting, Unitholders as of the July 18, 2011 record date will vote on Mr. Mehta’s proposal to remove The Bank of New York Mellon Trust Company, N.A. as trustee of the Trust and appoint Premier Bank & Trust, National Association, North Canton, Ohio, as successor.

Please find enclosed a notice to Unitholders, a Proxy Statement describing the business to be transacted at the Meeting, and a form of proxy for use in voting at the Meeting.

All Unitholders are cordially invited to attend the Meeting in person.  We encourage you to vote via the Internet or by telephone. You also have the option of voting by completing, signing, dating and returning the proxy card that accompanies these materials. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote in person if you decide to attend the Meeting.

Very truly yours,
The Bank of New York Mellon Trust Company, N.A.
Trustee of LL&E Royalty Trust

NOTICE OF SPECIAL MEETING OF TRUST UNITHOLDERS

To Be Held August 12, 2011

A Special Meeting (the “Meeting”) of holders of units (“Units” and “Unitholders”) of LL&E Royalty Trust (the “Trust”), a trust created under the laws of the State of Texas and governed by the terms of a Trust Agreement dated as of June 28, 1983 (as amended to date, the “Trust Agreement”) between The Louisiana Land and Exploration Company and First City National Bank of Houston, as predecessor in interest to The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), will be held on August 12, 2011, at 10:00 a.m., Eastern Time, at the offices of the Trustee at 101 Barclay Street, New York NY 10007, for the following purpose, as more fully described in the accompanying Proxy Statement dated July 22, 2011:

1.
To remove The Bank of New York Mellon Trust Company, N.A. as trustee of LL&E Royalty Trust, and appoint Premier Bank & Trust, National Association, as successor trustee, all pursuant to Section 8.01 of the Trust Agreement of LL&E Royalty Trust dated June 1, 1983, as amended.

The close of business on July 18, 2011 (the “Record Date”) has been fixed as the record date for the determination of Unitholders entitled to receive notice of, and to vote at, the Meeting and any adjournment or postponement thereof. Only holders of record of Units of the Trust at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting.

The enclosed Proxy is being solicited by the Trustee. Whether or not you plan to attend the Meeting, please vote via the Internet or by telephone, or by completing, signing, dating, and returning the enclosed Proxy as promptly as possible.  Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote in person if you decide to attend the Meeting.

The Trustee makes no recommendation to Unitholders regarding the proposal.

The Bank of New York Mellon Trust Company, N.A.
Trustee of LL&E Royalty Trust

Austin, Texas

July 22, 2011

LL&E ROYALTY TRUST

The Bank of New York Mellon Trust Company, N.A., Trustee

919 Congress Avenue, Suite 500

Austin, Texas 78701

PROXY STATEMENT

INTRODUCTION AND VOTING MATTERS

The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as trustee of LL&E Royalty Trust (the “Trust”), requests your proxy for use at the Special Meeting (the “Meeting”) of holders of units of the Trust (the “Units”) to be held on August 12, 2011, at 10:00 a.m. Eastern Time, at the offices of the Trustee located 101 Barclay Street, New York NY 10007, and at any adjournment or postponement thereof. By signing and returning the enclosed Proxy, you authorize the persons named in the Proxy to represent you and to vote your Units at the Meeting.

This Proxy Statement and the form of Proxy were first sent or given to holders of Units (the “Unitholders”) on or about July 22, 2011. This solicitation of proxies is made by the Trustee and will be conducted by mail. The Meeting has been called at the request of Mr. Shrikant C. Mehta, who is the holder of more than 10% of the outstanding units.  As the Unitholder requesting the Meeting, Mr. Mehta has agreed to pay the costs of the solicitation, excluding legal expenses of the Trust and Trustee.

The Trustee has fixed the close of business on July 18, 2011 (the “Record Date”) as the record date for the determination of Unitholders entitled to notice of, and to vote at, the Meeting and any postponement or adjournment thereof. The outstanding voting securities of the Trust as of the Record Date consisted of 18,991,304 Units, with each Unit entitled to one vote. All properly executed and timely received Proxies will be voted in accordance with the instructions marked thereon or otherwise provided therein. Accordingly, unless instructions to the contrary are marked, Proxies will be voted FOR the proposal to remove The Bank of New York Mellon Trust Company, N.A. as trustee of LL&E Royalty Trust, and appoint Premier Bank & Trust, National Association, as successor trustee, all pursuant to Section 8.01 of the Trust Agreement of LL&E Royalty Trust dated June 1, 1983, as amended.

Any Unitholder may revoke a Proxy at any time prior to its exercise by giving written notice to the Trustee (Attention: Mike Ulrich) at the principal executive offices of the Trust, which are located at 919 Congress Avenue, Suite 500, Austin, Texas 78701, or by signing and delivering another Proxy of a later date or by personally voting at the Meeting.

The date of this Proxy Statement is July 22, 2011.

A quorum at the Meeting will consist of the presence, in person or by proxy, of holders of a majority of the Units issued and outstanding on the Record Date. In the event a quorum is not present, the holders of a majority of the Units who are present or represented by proxy at the Meeting will have the power to adjourn the Meeting from time to time without notice, other than an announcement at the Meeting of the time and place of the holding of the adjourned meeting, until a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the Meeting had a quorum originally been present. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each Unitholder of record entitled to vote at the adjourned meeting. No matter may be acted upon at the Meeting other than the matter described in the Notice of Special Meeting accompanying this Proxy Statement.

Abstentions and broker non-votes will count in determining if a quorum is present at the Meeting. A broker non-vote occurs if a broker or other nominee attending the meeting in person or submitting a Proxy does not have discretionary authority to vote on the Proposal and has not received voting instructions with respect to the Proposal. Brokers and other nominees do not have discretion to vote on the Proposal without your instruction. If you do not instruct your broker how to vote on the Proposal, your broker will deliver a non-vote on the Proposal, which will have the effect of a vote against the Proposal.

The affirmative vote of a majority of the Units issued and outstanding on the Record Date will be required to approve the proposal. Consequently, abstentions and broker non-votes will have the effect of votes against the Proposal.

The Trustee makes no recommendation to Unitholders regarding the proposal. If the enclosed Proxy is signed and returned and you have indicated how you wish to vote, the Proxy will be voted in accordance with your instructions. If you sign and return the enclosed Proxy without instructions on how you wish to vote, your Proxy will be voted FOR the Proposal.

You may also vote by telephone or by the Internet.  Instructions for voting by telephone or by the Internet are included on the proxy card.

The Proposal does not amend the Trust Agreement in any respect.  If the Proposal is approved, Premier Bank & Trust, National Association would immediately become the successor trustee of the Trust, and would serve on the same terms as those applicable to the Trustee.

PROPOSAL —  TO REMOVE THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. AS TRUSTEE OF LL&E ROYALTY TRUST AND APPOINT PREMIER BANK & TRUST, NATIONAL ASSOCIATION AS SUCCESSOR TRUSTEE

Background

The Trust was created under the laws of the State of Texas on June 28, 1983 pursuant to a Trust Agreement (the “Trust Agreement”) between The Louisiana Land and Exploration Company and First City National Bank of Houston.  The Bank of New York Mellon Trust Company, N.A. has served as Trustee since October 2, 2006.  The Trustee’s offices are located at 919 Congress Avenue, Austin, Texas 78701, and its telephone number is 1-800-852-1422.  The Trust Units are traded in the over the counter market under the symbol “LRTR.”

Section 5.02 of the Trust Agreement requires the Trustee to call a meeting of the Unitholders under certain circumstances at the request of Unitholders holding at least ten percent (10%) of the Units.  Section 8.01 of the Trust Agreement provides that the Trustee may be removed at a duly called meeting by the affirmative vote of the holders of a majority of the Units; provided that no such removal shall be effective unless a successor trustee is appointed at such meeting by such Unitholders.

Pursuant to section Section 5.02, Mr. Shrikant C. Mehta, who is the holder of more than 10% of the outstanding units, has requested that the Trustee call the Meeting, and has proposed that the Unitholders remove The Bank of New York Mellon Trust Company, N.A. as trustee of the Trust and appoint Premier Bank & Trust, National Association, North Canton, Ohio, as successor trustee in accordance with section 8.01 of the Trust Agreement.  Premier Bank & Trust, National Association has agreed to serve as successor trustee if approved by the Unitholders.  If appointed by the Unitholders at the Meeting, Premier Bank & Trust, National Association would serve as trustee of the Trust under the terms of the Trust Agreement.

The Trust Agreement provision requiring the Trustee to call a meeting at the request of holders of 10% or more of the Units does not require any such holders to specify their reasons for making a proposal.   Mr. Mehta may elect to provide additional information to Unitholders in accordance with the proxy rules, but is not required to do so.  Under the Trust Agreement, no matter may be acted upon at the Meeting other than the matter described in the Notice accompanying this Proxy Statement.

Information regarding Premier Bank & Trust, National Association

Mr. Mehta has proposed  Premier Bank & Trust, National Association of North Canton, Ohio (“Premier”), as successor trustee.  The following information regarding Premier has been furnished by Premier:

Premier Bank & Trust, National Association, is a national banking association with its principal executive offices located in North Canton, Ohio.  Premier opened for business on October 3, 2000.  On March 23, 2010, the Bank received approval from the Comptroller of the Currency of its application to commence fiduciary powers pursuant to 12 USC 92a.   Shares of common stock for Ohio Legacy Corp., Premier’s holding company, are listed on The NASDAQ Capital Market under the symbol “OLCB.”

Premier, through its branch offices and wealth division, provides comprehensive retail and commercial banking services to its customers.  At December 31, 2010, the Bank had 70 employees, including 50 full-time employees.  Within the Wealth Division, which currently has custody of over $100,000,000 in assets, the Trust Department provides comprehensive fiduciary services to a wide range of clients.  These services include trust administration, investment advising, and business planning.  Premier currently administers a number of specialized trust assets, including oil & gas interests.

Premier’s capital, surplus and undivided profits as of March 31, 2011 were approximately $16,000,000.  Premier has not previously served as trustee for a publicly traded trust and has not previously served as a fiduciary in any other engagement similar in nature to the Trust, but is currently administering trusts that hold active oil and gas interests.

Status of Sale Efforts and Beckett Lawsuit

As previously disclosed in the Trust’s periodic filings, the Trust Agreement provides that the Trust will terminate in the event that the net revenues fall below $5,000,000 for two successive years (“the Termination Threshold”). Net revenues to the Trust for the years ended December 31, 2007 and 2006 calculated in accordance with the Trust Agreement were $1,634,740 and $2,094,226, respectively, which triggered the termination provisions.  In accordance with the Trust Agreement, the Trustee sold a portion of the Trust’s assets prior to December 31, 2010, and was attempting to sell the remaining assets prior to December 31, 2010.   However, also as previously disclosed in the Trust’s public filings, in November 2010 the Trust and Trustee were named as defendants in a Complaint for Legal and Equitable Relief (the “Complaint”) filed by Jeff Beckett in the United States District Court for the Eastern District of Michigan. The Complaint sought a judicial modification of the terms of the Trust Agreement governing the Trust, a judgment declaring that the termination provisions of the Trust Agreement do not apply and an order preventing the sale of the Trust’s assets. The Complaint also made a number of other allegations and sought removal of the Trustee and other relief.

As a result of the Beckett lawsuit, certain of the bidders who had submitted preliminary indications of interest in purchasing the Trust’s remaining assets indicated that they were unwilling to proceed with the purchase of the Jay Field interest from the Trust until the Beckett lawsuit was resolved. Consequently, as previously disclosed in the Trust’s public filings, the Trustee suspended the sale process pending a resolution of the lawsuit. On March 4, 2011 the Court entered a stipulated order in which the Trust voluntarily agreed that the Trust would not sell any assets of the Trust until at least such time as the Court entered an order dismissing or transferring the case or preliminarily enjoining the sale of the assets. The Trustee filed a Motion to Dismiss for Failure to Join Required Parties, or, in the Alternative, to Transfer Venue with the Court seeking dismissal of the suit and/or transfer of the suit to the United States District Court for the Western District of Texas.  However, on July 7, 2011, Mr. Beckett and the Trust entered into a settlement agreement pursuant to which Mr. Beckett agreed to dismiss his lawsuit with prejudice within ten days after the Trust holds the Meeting, provided that notice of the Meeting is mailed by August 1, 2011 and the Meeting occurs by September 1, 2011.

Trustee’s Intentions if the Proposal is Not Approved

If Premier Bank & Trust, National Association is not appointed to replace the Trustee, The Bank of New York Mellon Trust Company, N.A.  intends to continue to serve as trustee and would continue to attempt to sell the Trust’s assets in accordance with the Trust Agreement.

Settlement of Beckett Lawsuit

As described above, on July 7, 2011, Mr. Beckett and the Trust entered into a settlement agreement pursuant to which Mr. Beckett agreed to dismiss his lawsuit against the Trust and Trustee with prejudice within ten days after the Trust holds the Meeting, provided that the Meeting occurs by September 1, 2011.

Arrangements with Trustee

Except for Mr. Mehta’s agreement to pay the costs of printing and mailing these proxy materials to the Unitholders, including costs of forwarding materials to beneficial holders, and the Trustee’s agreement to solicit proxies in order to facilitate voting by the Unitholders, there is no arrangement or agreement between Mr. Mehta and the Trustee regarding any matter in connection with the Trustee’s calling of the Meeting as required by the Trust Agreement.

Except for the settlement agreement with Mr. Beckett as described above, there is no arrangement or agreement between the Trustee and Mr. Beckett relating to the Trustee’s calling of the Meeting.  In the settlement agreement, the Trustee agreed not to oppose the appointment of Premier Bank & Trust, National Association.  The settlement agreement requires the Trustee to mail notice of the Meeting no later than August 1, 2011, and the Meeting to be held no later than September 1, 2011.  The settlement agreement includes mutual releases and covenants not to sue by both Mr. Beckett and by The Bank of New York Mellon Trust Company, N.A.

Except as described above, there is no arrangement or agreement between the Trustee and any person relating to the Trustee’s calling of the Meeting.

Trustee’s Rights under the Trust Agreement

Assuming that the Proposal is approved, The Bank of New York Mellon Trust Company, N.A., as former trustee of the Trust, will continue to have the indemnification, reimbursement and other rights provided to a trustee under the Trust Agreement.

Advances to Trust

BNY Mellon, an affiliate of the Trustee, has made interest-free advances totaling $1,955,520 to the Trust to enable the Trust to pay a portion of its administrative expenses during the last few years.  BNY Mellon, as a creditor of the Trust, is entitled to be repaid the amount of these advances before any distributions are made to Unitholders.  As of July 5, 2011, the Trust had less than $3,200 in cash, and had unpaid accounts payable of $592,529.

Unpaid Trustee Fees

The Bank of New York Mellon Trust Company, N.A., as Trustee, is owed $50,625 in unpaid Trustee fees.  This amount is in addition to the amount BNY Mellon has advanced to the Trust as described above.  The Trustee is entitled to be paid its outstanding fees before any distributions are made to Unitholders.

No Recommendation of Trustee

The sole purpose of the Meeting is to vote on the replacement of The Bank of New York Mellon Trust Company, N.A., as Trustee of the Trust.  Consequently, The Bank of New York Mellon Trust Company, N.A., as Trustee, makes no recommendation to Unitholders on the matter to be voted upon at the Meeting.

Vote Required

Approval of the Proposal will require the affirmative vote of a majority of the outstanding Units. Abstentions and broker non-votes will have the effect of votes against the Proposal.

Trustee’s Belief Regarding the Voting Intentions of Messrs. Mehta and Beckett

Mr. Mehta has informed the Trustee that he intends to vote the 3,360,000 Trust Units he owns (approximately 17.7% of the outstanding Units) in favor of the Proposal.

Although Mr. Beckett has not informed the Trustee whether he intends to vote in favor of the Proposal, Mr. Beckett’s agreement to settle his lawsuit against the Trust and Trustee was conditioned on the Trustee’s calling of the Meeting and agreement not to oppose the appointment of Premier Bank & Trust, National Association, and Mr. Beckett may reasonably be expected to vote for it.  Mr. Beckett owns 3,872,629 Units, or approximately 20.4% of the outstanding Units.

Together, Mr. Mehta and Mr. Beckett are the beneficial owners of 7,232,629 Trust Units, or approximately 38% of the outstanding Units.

Relationships Between Messrs. Mehta and Beckett and Premier Bank & Trust, National Association

Mr. Mehta has recommended the appointment of Premier Bank & Trust, National Association.   The Trustee is not aware of any relationship between Mr. Mehta and Premier Bank & Trust, National Association.  Mr. Beckett conditioned his agreement to settle his lawsuit against the Trust and Trustee on the Trustee’s calling of the Meeting and agreement not to oppose the appointment of Premier Bank & Trust, National Association.  The Trustee is not aware of any relationship between Mr. Beckett and Premier Bank & Trust, National Association.  The Trustee is also not aware of any agreement between Mr. Mehta and Mr. Beckett regarding the appointment of Premier Bank & Trust, National Association.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Based solely on filings made with the SEC, the following persons held more than 5% of the outstanding Units as of the Record Date:

Name	Number of Units	Percentage of Class
Jeff Beckett	3,872,629(1)	20.4%
3800 North Woodward Ave., Suite 300
Birmingham, Michigan 48009

Shrikant Mehta	3,360,000(2)	17.7%
354 Indusco Court
Troy, Michigan 48083

Barry T. Brooks	1,298,813(3)	6.8%
3843 Jamestown Rd.
Springfield, OH, 45502

Trellus Management Company, LLC	1,119,000(4)	5.9%
350 Madison Avenue, 9th Floor
New York, New York 10017

(1)	Based solely on a Schedule 13D filed by the reporting person on July 18, 2011. Reference is hereby made to the Schedule 13D for additional information.

(2)	Based solely on a Schedule 13D filed by the reporting person on July 12, 2011. Reference is hereby made to the Schedule 13D for additional information.

(3)
Based solely on a Schedule 13D filed by the reporting person on July 19, 2011. The information may have been different at the record date. Reference is hereby made to the Schedule 13D for additional information.

(4)	Based solely on a Schedule 13G filed by the reporting person on February 13, 2007. Reference is hereby made to the Schedule 13G for additional information.

The Trust has no officers or directors or persons performing similar functions. Except as described herein, the Trustee knows of no arrangements, including the pledge of Trust Units, the operation of which may at a subsequent date result in a change in control of the Trust.

OTHER INFORMATION

Costs of Proxy Solicitation

As the Unitholder requesting the Meeting, Mr. Shrikant C. Mehta has agreed to pay the costs of printing and mailing these proxy materials to the Unitholders, including costs of forwarding materials to beneficial holders.  Any other costs of the solicitation will be the responsibility of the Trust.  The costs of the Trust to be incurred with the solicitation are estimated to be $10,000.

Deadline for Receipt of Unitholder Proposals

The Trust does not hold annual meetings of Unitholders. Accordingly, the Trust does not publish a date by which Unitholders must make proposals for inclusion in an annual meeting.  The trustee may call meetings of Unitholders pursuant to the terms of the Trust Agreement to approve any appropriate matter, and is required to do so under certain circumstances if so requested by the holders of at least 10% of the Units.

Where You Can Find More Information

The Trust files annual, quarterly and periodic reports and other information with the SEC. The Trust’s SEC filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document the Trust files at the SEC’s public reference room at 100 F Street, NE Washington, DC 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

The Trust will provide copies of the reports and other information filed with the SEC to any Unitholder, at the actual cost of reproduction, upon written request to the Trustee, The Bank of New York Mellon Trust Company, N.A., 919 Congress Avenue, Suite 500, Austin, Texas 78701.

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.,
Trustee of LL&E Royalty Trust

LL & E ROYALTY TRUST THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEE SPECIAL MEETING OF UNITHOLDERS – AUGUST 12TH, 2011 AT 10:00 AM

CONTROL ID:
REQUEST ID:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/LRTR
PHONE:	Call toll free 1-866-752-VOTE (8683)

SPECIAL MEETING OF THE UNIT HOLDERS OF LL & E ROYALTY TRUST			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE TRUSTEE
Proposal 1		à	FOR	AGAINST	ABSTAIN
	To remove The Bank of New York Mellon Trust Company, N.A. as trustee of LL&E Royalty Trust, and appoint Premier Bank & Trust, National Association, as successor trustee, all pursuant to Section 8.01of the Trust Agreement of LL&E Royalty Trust dated June 1, 1983, as amended.		☐	☐	☐

CONTROL ID:
REQUEST ID:

MARK HERE FOR ADDRESS CHANGE ☐

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Special Meeting of Unitholders to be held August 12, 2011, and the related Proxy Statement, and appoints Mike Ulrich and Sarah Newell, each of them individually, as his or her true and lawful agents and proxies, with full power of substitution and resubstitution in each, to represent the undersigned, with all powers which the undersigned would possess if personally present, and to vote all Trust Units of LL&E Royalty Trust that the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, on the record date, at the Special Meeting of Unitholders of LL&E Royalty Trust to be held at the offices of the Trustee, 101 Barclay Street, New York NY 10007, on August 12, 2011 at 10:00 a.m., Eastern Time, and at any adjournment or postponement thereof, on all matters coming before said meeting.

The proposal to be voted on at the Special Meeting is made by Mr. Shrikant C. Mehta, who is a Unitholder in LL&E Royalty Trust.

Any Proxy when properly granted, will be voted in the manner directed and will authorize the Proxies to take action in their discretion upon other matters that may properly come before the meeting. Proxies are authorized to vote upon matters incident to the conduct of the meeting such as approval of one or more adjournments of the meeting for the purpose of obtaining additional Unitholder votes.
New Address (if applicable): ________________________ ________________________ ________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

(Print Name of Unit holder and/or Joint Tenant)

(Signature of Unit holder)

(Second Signature if held jointly)
Dated: ________________________, 2011